Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-293625

PROSPECTUS

Lincoln National Corporation

Exchange Offer for

Up to $500,000,000 2.330% Senior Notes due 2030

Lincoln National Corporation, an Indiana corporation (the “Company,” “LNC,” the “Issuer,” “we,” “us,” or “our”), is offering, upon the terms and subject to the conditions set forth in this prospectus (the “Exchange Offer”), to exchange any and all of our outstanding 2.330% Senior Notes due 2030 that we issued on May 15, 2025 (the “Outstanding Notes”) for a like principal amount of notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), having substantially the same terms as the Outstanding Notes and evidencing the same indebtedness as the Outstanding Notes (the “Exchange Notes” and, together with the Outstanding Notes, the “Notes”). The terms of the Exchange Offer are summarized below and are more fully described in this prospectus.

Description of the Outstanding Notes			Description of the Exchange Notes
CUSIP Number	Title of the Outstanding Notes	Principal Amount Outstanding	CUSIP Number	Title of the Exchange Notes
534187 BM0	2.330% Senior Notes due 2030	$500,000,000	534187 BY4	2.330% Senior Notes due 2030

In August 2020, the Company entered into a Facility Agreement (the “Trust I Facility Agreement”) among the Company, Belrose Funding Trust (“Trust I”), and The Bank of New York Mellon, as notes trustee (the “Trustee”), in connection with Trust I’s issuance of $500,000,000 aggregate amount of its Pre-Capitalized Trust Securities Redeemable August 15, 2030 (the “2030 P-Caps”). The Trust I Facility Agreement provided the Company with the right to issue to Trust I, and to require Trust I to purchase from the Company, on one or more occasions, up to an aggregate principal amount at any one time outstanding of $500,000,000 of the Outstanding Notes in exchange for all or a portion of the principal and interest strips of U.S. Treasury securities held by Trust I (the “Trust I Eligible Assets”) corresponding to the amount of the issuance right being exercised by the Company at that time. On May 13, 2025, the Company exercised in full its issuance right under the Trust I Facility Agreement and, as a result, on May 15, 2025, the Company issued $500,000,000 aggregate principal amount of the Outstanding Notes to Trust I in exchange for the Trust I Eligible Assets. In connection with the exercise of its issuance right, the Company waived its right to repurchase the Outstanding Notes and directed the trustee of Trust I to dissolve Trust I and deliver the Outstanding Notes to the beneficial holders of the 2030 P-Caps pro rata in respect of each 2030 P-Cap. On May 20, 2025, Trust I was dissolved and The Depository Trust Company (“DTC”) distributed the Outstanding Notes to the beneficial holders of the 2030 P-Caps pro rata in respect of each 2030 P-Cap.

We are voluntarily offering to exchange the Outstanding Notes for the Exchange Notes. The Exchange Notes will have substantially the same terms as the Outstanding Notes, will evidence the same indebtedness as the Outstanding Notes, and will be issued under the same Indenture (as defined below in “Description of the Exchange Notes”) as the Outstanding Notes.

The Exchange Offer

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We will exchange all Outstanding Notes that are validly tendered and not validly withdrawn prior to the Expiration Date (as defined below) for an equal principal amount of the Exchange Notes that are freely tradable, except in limited circumstances as described below.

•	The Exchange Offer will expire at 5:00 p.m., New York City time, on March 27, 2026, unless extended by us (the “Expiration Date”). We do not currently intend to extend the Expiration Date.

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To exchange your Outstanding Notes for Exchange Notes, you are required to make the representations described herein to us, including those set forth on pages 17 and 18 in the section entitled “The Exchange Offer.”

•	You may withdraw tenders of your Outstanding Notes at any time prior to the Expiration Date of the Exchange Offer.

•	The exchange of the Outstanding Notes for the Exchange Notes in the Exchange Offer will not constitute a taxable event for U.S. federal income tax purposes.

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We will not receive any proceeds with respect to the Exchange Offer. The Outstanding Notes surrendered and exchanged for the Exchange Notes will be retired and cancelled. Accordingly, the issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.

The Exchange Notes

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The terms of the Exchange Notes to be issued in the Exchange Offer are identical in all material respects to the terms of the Outstanding Notes, except that the offer and sale of the Exchange Notes will be registered under the Securities Act, the Exchange Notes will not contain terms with respect to transfer restrictions, and the Exchange Notes will have a different CUSIP number.

Resales of the Exchange Notes

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The Exchange Notes may be resold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the Exchange Notes on any securities exchange or market.

All untendered Outstanding Notes will continue to be subject to the restrictions on transfer set forth in the Outstanding Notes and the Indenture. In general, the Outstanding Notes may not be offered or sold, except in transactions that are registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the Exchange Offer, we do not intend to register the offer and sale of the Outstanding Notes under the Securities Act.

See “Risk Factors” beginning on page 9 for a discussion of certain risks that you should consider before participating in the Exchange Offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Notes are not savings accounts, deposits or other obligations of a bank or non-banksubsidiary of Lincoln National Corporation. They are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is February 27, 2026.

None of the Company, the Trustee, the Exchange Agent (as defined below) or any of their respective affiliates makes any recommendation as to whether or not you should tender Outstanding Notes pursuant to the Exchange Offer, and no one has been authorized by any of them to make such recommendations. You should make your own decisions as to whether to tender Outstanding Notes, and, if so, the principal amount of Outstanding Notes to tender.

This prospectus incorporates important business and financial information about the Company that is not included in or delivered with this prospectus. The registration statement of which this prospectus forms a part, including its exhibits, and the information incorporated by reference herein is available through the SEC’s website at http://www.sec.gov. You may also access the information incorporated by reference herein, including the Company’s SEC filings, and obtain other information about the Company through the Investor Relations page of our website at http://www.lincolnfinancial.com. Information on, or accessible through, the SEC’s website or our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus, except for the SEC filings set forth below under “Documents Incorporated By Reference.” We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Please direct your oral or written request to: Nancy A. Smith, Senior Vice President and Secretary, 150 N. Radnor-Chester Road, Radnor, PA 19087, (484) 583-1400, or Nancy.Smith3@lfg.com. To ensure timely delivery, you must make your request to us no later than March 20, 2026, which is five business days prior to the Expiration Date of the Exchange Offer.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the “Company,” “LNC,” the “Issuer,” “we,” “us,” and “our” or similar terms are to Lincoln National Corporation and not to its subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information contained or incorporated by reference in this prospectus, statements made, or incorporated by reference, in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•	Weak general economic and business conditions that may affect demand for our products, account balances, investment results, guaranteed benefit liabilities, premium levels and claims experience;

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Adverse global capital and credit market conditions that may affect our ability to raise capital, if necessary, and may cause us to realize impairments on investments and certain intangible assets, including goodwill and the valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	The inability of our subsidiaries to pay dividends to the holding company in sufficient amounts, which could harm the holding company’s ability to meet its obligations;

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Legislative, regulatory or tax changes, both domestic and foreign, that affect: the cost of, or demand for, our subsidiaries’ products; the required amount of reserves and/or surplus; our ability to conduct business; and our affiliate reinsurance arrangements;

•	Changes in tax law or the interpretation of or application of existing tax laws that could impact our tax costs and the products that we sell;

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The impact of regulations adopted by the SEC, the Department of Labor or other federal or state regulators or self-regulatory organizations that could adversely affect our distribution model and sales of our products and result in additional disclosure and other requirements related to the sale and delivery of our products;

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The impact of existing and emerging rules and regulations relating to privacy, cybersecurity and artificial intelligence (“AI”) that may lead to increased compliance costs, reputation risk and/or changes in business practices, and challenges with properly managing the use of AI that could result in reputational harm, competitive harm and legal liability;

•	Continued scrutiny and evolving expectations and regulations regarding environmental, social and governance matters that may adversely affect our reputation and our investment portfolio;

•	Actions taken by reinsurers to raise rates on in-force business;

•	Declines in or sustained low interest rates causing a reduction in investment income, the interest margins of our businesses and demand for our products;

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Increasing or sustained higher interest rates that may negatively affect our profitability, value of our investment portfolio and capital position and may cause policyholders to surrender annuity and life insurance policies, thereby causing realized investment losses;

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The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as: adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by

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federal and state authorities and class action cases; new decisions that result in changes in law; and unexpected trial court rulings;

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A decline or continued volatility in the equity markets causing a reduction in the sales of our subsidiaries’ products; a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products; and an increase in liabilities related to guaranteed benefits, including riders on certain of our annuity products and secondary guarantees on certain variable universal life insurance products;

•	Ineffectiveness of our risk management policies and procedures, including our various hedging strategies;

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A deviation in actual experience regarding future policyholder behavior, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries’ products and in establishing related insurance reserves, which may reduce future earnings;

•	Changes in accounting principles that may affect our consolidated financial statements;

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Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse effect such action may have on our ability to raise capital and on our liquidity and financial condition;

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Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse effect such action may have on the premium writings, policy retention and profitability of our insurance subsidiaries and liquidity;

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Significant credit, accounting, fraud, corporate governance or other issues that may adversely affect the value of certain financial assets, as well as counterparties to which we are exposed to credit risk, requiring that we realize losses on financial assets;

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Interruption in or failure of the telecommunication, information technology or other operational systems of the Company or the third parties on whom we rely or failure to safeguard the confidentiality or privacy of sensitive data on such systems, including from cyberattacks or other breaches in security of such systems;

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The effect of acquisitions and divestitures, including the inability to realize the anticipated benefits of acquisitions and dispositions of businesses and potential operating difficulties and unforeseen liabilities relating thereto, as well as the effect of restructurings, product withdrawals and other unusual items;

•	The inability to realize or sustain the benefits we expect from, greater than expected investments in, and the potential impact of efforts related to, our strategic initiatives;

•	The adequacy and collectability of reinsurance that we have obtained;

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Pandemics, acts of terrorism, war or other man-made and natural catastrophes that may adversely impact liabilities for policyholder claims and adversely affect our businesses and the cost and availability of reinsurance;

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Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•	The unknown effect on our subsidiaries’ businesses resulting from evolving market preferences and the changing demographics of our client base; and

•	The unanticipated loss of key management or wholesalers.

The risks and uncertainties included here are not exhaustive. Other sections of this prospectus, including “Risk Factors” beginning on page 9, our Annual Report on Form 10-K for the year ended December 31, 2025, as well as other reports that we file with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

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Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to correct or update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus.

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AVAILABLE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information and documents with the SEC. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website and through the Investor Relations page of our website at http://www.lincolnfinancial.com. Information on, or accessible through, the SEC’s website or our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus, except for the SEC filings set forth below under “Documents Incorporated By Reference.”

This prospectus is part of a registration statement on Form S-4 (File No. 333-293625) that we filed with the SEC with respect to the Exchange Offer and does not contain all of the information set forth in the registration statement. For further information with respect to us and the Exchange Notes, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document referred to are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated by reference therein, reference is made to the exhibits for a more complete description of the matter involved.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference herein is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. This prospectus incorporates by reference the following documents LNC has filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025; and

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Those portions of our Proxy Statement for our 2025 Annual Meeting of Shareholders which were also incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024.

Each document that we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus (excluding information that is furnished to, and not filed with, the SEC) and before the Expiration Date of the Exchange Offer or the Exchange Offer is otherwise terminated shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Please direct your request to: Nancy A. Smith, Senior Vice President and Secretary, 150 N. Radnor-Chester Road, Radnor, PA 19087, (484) 583-1400, or Nancy.Smith3@lfg.com.

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN MARCH 20, 2026, WHICH IS FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary sets forth the material terms of the Exchange Offer, but does not contain all of the information that may be important to you. You should read carefully this entire prospectus, including the documents incorporated by reference in this prospectus, the section entitled “Risk Factors,” as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus.

For the latest financial statements of LNC, a detailed description of LNC’s business, management’s discussion and analysis of LNC’s financial condition and results of operations, and other important information concerning LNC, please refer to our Annual Report on Form 10-K for the year ended December 31, 2025 and the other documents filed with the SEC that are incorporated by reference into this prospectus. For more information, see “Documents Incorporated by Reference” in this prospectus.

LNC

We are a holding company that operates multiple insurance and retirement businesses through subsidiary companies. Through our business segments, we sell a wide range of wealth accumulation, wealth protection, group protection and retirement income products and solutions. We provide products and services and report results through four business segments as follows:

•	Annuities

•	Life Insurance

•	Group Protection

•	Retirement Plan Services

We also have Other Operations, which includes the financial results for operations that are not directly related to the business segments.

Corporate Information

LNC was organized under the laws of the state of Indiana in 1968. We currently maintain our principal executive offices at 150 N. Radnor-Chester Road, Radnor, Pennsylvania 19087, and our telephone number is (484) 583-1400. “Lincoln Financial” is the marketing name for LNC and its subsidiary companies.

The Exchange Offer

The summary below describes the principal terms of the Exchange Offer. You should read carefully this entire prospectus and all the information included or incorporated by reference herein, especially the risks discussed in the section entitled “Risk Factors” beginning on page 9 of this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2025, and our other periodic reports filed with the SEC. See also the section of this prospectus entitled “The Exchange Offer,” which contains a more detailed description of the terms and conditions of the Exchange Offer.

General	In August 2020, the Company entered into the Trust I Facility Agreement in connection with Trust I’s issuance of $500,000,000 aggregate amount of the 2030 P-Caps. The Trust I Facility Agreement provided the Company with the right to issue to Trust I, and to require Trust I to purchase from the Company, on one or more occasions, up to an aggregate principal amount at any one time outstanding of $500,000,000 of the Outstanding Notes (as defined below) in exchange for all or a portion of the Trust I Eligible Assets corresponding to the amount of the issuance right being exercised by the Company at that time. On May 13, 2025, the Company exercised in full its issuance right under the Trust I Facility Agreement and, as a result, on May 15, 2025, the Company issued $500,000,000 aggregate principal amount of the Outstanding Notes to Trust I in exchange for the Trust I Eligible Assets. In connection with the exercise of its issuance right, the Company waived its right to repurchase the Outstanding Notes and directed the trustee of Trust I to dissolve Trust I and deliver the Outstanding Notes to the beneficial holders of the 2030 P-Caps pro rata in respect of each 2030 P-Cap. On May 20, 2025, Trust I was dissolved and DTC distributed the Outstanding Notes to the beneficial holders of the 2030 P-Caps pro rata in respect of each 2030 P-Cap.

We are voluntarily offering to exchange the Outstanding Notes for the Exchange Notes. You are entitled to exchange in the Exchange Offer your Outstanding Notes for Exchange Notes (as defined below), the terms of which are identical in all material respects to the terms of the Outstanding Notes, except that the offer and sale of the Exchange Notes will be registered under the Securities Act, the Exchange Notes will not contain terms with respect to transfer restrictions, and the Exchange Notes will have a different CUSIP number.

The Exchange Offer	We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange any and all of our outstanding 2.330% Senior Notes due 2030 that we issued on May 15, 2025 (the “Outstanding Notes”) for a like principal amount of notes that have been registered under the Securities Act, having substantially the same terms and the Outstanding Notes and evidencing the same indebtedness as the Outstanding Notes (the “Exchange Notes” and, together with the Outstanding Notes, the “Notes”).

Outstanding Notes may be exchanged for Exchange Notes only in minimum denominations of $2,000 principal amount and in integral multiples of $1,000 in excess thereof.

Subject to the satisfaction or waiver of specified conditions, we will exchange all Outstanding Notes that are validly tendered and not validly withdrawn prior to the Expiration Date for an equal principal amount of the Exchange Notes that are freely tradeable, except in limited circumstances as described below. The exchange will be effected promptly after the Expiration Date (as defined below) of the Exchange Offer.

Transfers	Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without the requirement to comply with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.

If you are a broker-dealer and receive Exchange Notes for your own account in exchange for Outstanding Notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

Expiration Date	The Exchange Offer will expire at 5:00 p.m., New York City time, on March 27, 2026, unless extended by us (the “Expiration Date”). We do not currently intend to extend the Expiration Date.

Withdrawal	You may withdraw any tender of your Outstanding Notes at any time prior to the Expiration Date of the Exchange Offer. We will return to you any of your Outstanding Notes that are not accepted for any reason for exchange, without expense to you, promptly after the Expiration Date or termination of the Exchange Offer, as applicable.

Conditions to the Exchange Offer	The Exchange Offer is not conditioned upon any minimum aggregate principal amount of the Outstanding Notes being tendered or accepted for exchange. Our obligation to accept Outstanding Notes tendered in the Exchange Offer is subject to the satisfaction or waiver of certain customary conditions. We currently expect that each of these conditions will be satisfied and that no waivers will be necessary. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	Holders of Outstanding Notes who wish to participate in the Exchange Offer must comply with the procedures under DTC’s Automated Tender Offer Program (“ATOP”) prior to the Expiration Date. By participating in the Exchange Offer, a holder of Outstanding Notes will be deemed to have represented to us that, among other things:

•	it does not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•	it is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes;

•	it is acquiring the Exchange Notes in the ordinary course of its business; and

•

if it is a broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those Outstanding Notes in the Exchange Offer, you should contact the registered holder promptly and instruct the registered holder to tender those Outstanding Notes on your behalf. If you wish to tender on your own behalf, you must, prior to delivering your Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

No Letter of Transmittal	There is no letter of transmittal for Outstanding Notes tendered in connection with the Exchange Offer. The valid electronic submission of acceptance through ATOP shall constitute delivery of the Outstanding Notes in connection with the Exchange Offer.

No Guaranteed Delivery Procedures	There are no guaranteed delivery procedures for the Exchange Offer. Holders must tender their Outstanding Notes in accordance with DTC’s procedures prior to the Expiration Date.

Consequences of Failure to Exchange

All untendered Outstanding Notes will continue to be subject to the restrictions on transfer set forth in the Outstanding Notes and in the Indenture under which the Outstanding Notes were issued. In general, the Outstanding Notes may not be offered or sold, except in a transaction that is registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the Exchange Offer, we do not intend to register the offer and sale of the Outstanding Notes under the Securities Act. To the extent that Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Outstanding Notes could be adversely affected. See “Risk Factors—Risks Relating to Non-Participation in the Exchange Offer.”

U.S. Federal Income Tax Consequences of the Exchange Offer	The exchange of Outstanding Notes for Exchange Notes in the Exchange Offer will not constitute a taxable event for United States federal income tax purposes. See “Certain Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon is the Exchange Agent for the Exchange Offer. The address and telephone number of the Exchange Agent is set forth under “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the Exchange Notes. The Exchange Notes will have terms identical in all material respects to the terms of the Outstanding Notes, except that the offer and sale of the Exchange Notes will be registered under the Securities Act, the Exchange Notes will not contain terms with respect to transfer restrictions, and the Exchange Notes will have a different CUSIP number.

Issuer	Lincoln National Corporation

Securities Offered	$500,000,000 aggregate principal amount of 2.330% Senior Notes due 2030.

Denominations	The Exchange Notes will be issued in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

Maturity Date	The Exchange Notes will mature on August 15, 2030.

Interest	Interest on the Exchange Notes will be payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing on August 15, 2026. Interest on the Exchange Notes will accrue from February 15, 2026, the most recent date on which interest has been paid on the Outstanding Notes.

If your Outstanding Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on such Outstanding Notes. Any Outstanding Notes not accepted for exchange will remain outstanding and continue to accrue interest according to their terms.

Ranking	The Exchange Notes will be our senior unsecured debt obligations and will rank equally among themselves and with all of our other present and future unsecured unsubordinated indebtedness.

As of December 31, 2025, our consolidated indebtedness aggregated approximately $6.3 billion.

The Indenture places no limitation on the amount of additional senior indebtedness that may be incurred by us, which will rank equally to the Exchange Notes. We expect from time to time to incur additional indebtedness constituting senior indebtedness. Other than certain limitations on liens on the stock of certain of our subsidiaries, the Indenture does not limit our ability to grant security interests over our assets.

Optional Redemption	At any time and from time to time prior to May 15, 2030 (the “Par Call Date”), the Exchange Notes will be redeemable at LNC’s option, in whole or in part, at a redemption price (the “Redemption Price”) equal to the greater of:

•	100% of the principal amount of such Exchange Notes; and

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as determined by the Quotation Agent (as defined in “Description of the Exchange Notes—Redemption”), the sum of the present values of the remaining scheduled payments of principal and interest on such Exchange Notes that would be due if they matured on the Par Call Date (not including any portion of the payments of interest accrued as of such redemption date), discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in “Description of the Exchange Notes—Redemption”), plus 30 basis points.

At any time and from time to time on or after the Par Call Date, the Exchange Notes will be redeemable at LNC’s option, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Exchange Notes to be redeemed.

In each case, LNC will pay accrued and unpaid interest on the principal amount of the Exchange Notes being redeemed to but excluding the date of redemption. See “Description of the Exchange Notes—Redemption.”

LNC will give notice of any redemption of any Exchange Notes to holders of the Exchange Notes to be redeemed at least 30 but not more than 60 days before the redemption date.

The Exchange Notes are not otherwise subject to redemption and do not benefit from any sinking fund requirement.

Trustee and Principal Paying Agent	The Bank of New York Mellon

Form, Delivery and Clearance	The Exchange Notes will be represented by global securities registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the Exchange Notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in DTC.

We will deposit the global securities representing the Exchange Notes with DTC in New York. You may hold an interest in the Exchange Notes through DTC, Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV (“Euroclear”), directly as a participant of any such system or indirectly through organizations that are participants in such systems.

No Listing	The Exchange Notes will not be listed on any securities exchange or included in any automated quotation system.

Governing Law	The State of New York

Risk Factors	See “Risk Factors” beginning on page 9 of this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2025, and the other information included or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before participating in the Exchange Offer and investing in the Exchange Notes.

RISK FACTORS

Your investment in the Notes involves risks. You should carefully consider the risks described below as well as other information contained or incorporated by reference in this prospectus, including our financial statements and the notes thereto, before deciding whether you will tender your Outstanding Notes in the Exchange Offer. For a discussion of the risks related to our business, see Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus. The risks and uncertainties described below and in the documents incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of the Notes could decline substantially.

Risks Relating to Non-Participation in the Exchange Offer

The Outstanding Notes are subject to transfer restrictions.

The Exchange Notes will be registered pursuant to a registration statement filed with the SEC of which this prospectus forms a part. On the other hand, we have not registered the Outstanding Notes under the Securities Act. Consequently, the Outstanding Notes may not be offered or sold in the United States unless they are registered or transferred pursuant to an exemption from registration under the Securities Act. As a result, holders of the Outstanding Notes who do not participate in the Exchange Offer will continue to be subject to restrictions on the resale of their Outstanding Notes that are not applicable to the Exchange Notes, and such holders may not be able to sell their Outstanding Notes at the time they wish or at prices acceptable to them.

The liquidity of any trading markets that currently exist for the Outstanding Notes may be adversely affected by the Exchange Offer, and holders of Outstanding Notes who fail to participate in the Exchange Offer may find it more difficult to sell their Outstanding Notes after the Exchange Offer is completed.

To the extent tenders of Outstanding Notes for exchange in the Exchange Offer are accepted by us and the Exchange Offer is completed, any trading markets for the Outstanding Notes that remain outstanding following the completion of the Exchange Offer may be significantly more limited. Any remaining Outstanding Notes may command lower prices than comparable issues of securities with greater market liquidity and, if they currently qualify for inclusion in certain indices, may no longer qualify for inclusion. Reduced market values and reduced liquidity may also make the trading prices of any remaining Outstanding Notes more volatile. As a result, the market prices for any Outstanding Notes that remain outstanding after the completion of the Exchange Offer may be adversely affected as a result of the Exchange Offer.

Risks Related to Participation in the Exchange Offer

The Exchange Offer may be cancelled or delayed.

The consummation of the Exchange Offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offer—Conditions to the Exchange Offer.” We may, at our option and in our sole discretion, waive any such conditions. Even if the Exchange Offer is completed, the Exchange Offer may not be completed on the schedule described in this prospectus. Accordingly, holders of Outstanding Notes participating in the Exchange Offer may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Outstanding Notes tendered for exchange.

Your tender of Outstanding Notes may not be accepted if you do not follow the applicable procedures for the Exchange Offer.

We will exchange Outstanding Notes for Exchange Notes only if the Outstanding Notes are in fact validly tendered, and if such Outstanding Notes are furthermore accepted for exchange pursuant to the Exchange Offer.

Holders of Outstanding Notes are responsible for complying with all of the applicable procedures for tendering Outstanding Notes for exchange. If all applicable procedures for tendering Outstanding Notes are not strictly complied with, the tender may be rejected. See “The Exchange Offer—Procedures for Tendering Outstanding Notes” for a description of the procedures that must be followed to tender Outstanding Notes.

You should allow sufficient time to ensure delivery of any documents or instructions necessary to tender your Outstanding Notes. None of LNC, the Exchange Agent or any other person is under any duty to notify you of defects or irregularities with respect to your tenders of Outstanding Notes for exchange.

If you are a broker-dealer or participating in a distribution of the Exchange Notes, you may be required to deliver prospectuses and comply with other requirements.

If you exchange your Outstanding Notes for Exchange Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased Outstanding Notes for its own account as part of market-making activities or other trading activities must deliver a prospectus that meets the requirements of the Securities Act when it sells the Exchange Notes it receives in exchange for Outstanding Notes in the Exchange Offer. We cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their Exchange Notes.

Risks Relating to the Exchange Notes

We operate through our subsidiaries and, as a result, the Exchange Notes will effectively be subordinated to the liabilities of our subsidiaries.

We are a holding company operating primarily through our insurance subsidiaries, and our primary assets are our equity interests in those subsidiaries. As a result, our right to receive assets upon the liquidation or recapitalization of any of our subsidiaries, and the consequent right of holders of the Exchange Notes to participate in those assets, is subject to the claims of such subsidiaries’ creditors. Accordingly, our obligations, including the Exchange Notes, are effectively subordinated to all existing and future indebtedness and other liabilities, including insurance policy-related liabilities, of our subsidiaries, other than any such obligations guaranteed on a senior basis by our subsidiaries. As of December 31, 2025, our subsidiaries had approximately $186.1 billion of outstanding liabilities that effectively rank senior to our current senior debt securities and would effectively rank senior to our future senior debt securities. Our subsidiaries may incur further indebtedness in the future. The Exchange Notes will be exclusively obligations of LNC. Our subsidiaries will not be guarantors of the Exchange Notes and will not have any obligation to pay any amounts due on the Exchange Notes. Our subsidiaries are not required to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. The Exchange Notes will be unsecured.

We and our subsidiaries may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the Exchange Notes.

The terms of the Indenture and the Exchange Notes do not and will not limit the incurrence by us or our subsidiaries of indebtedness. We and our subsidiaries may incur additional indebtedness in the future, which could have important consequences to holders of the Exchange Notes. For example, we may have insufficient cash to meet our financial obligations, including our obligations under the Exchange Notes. Furthermore, our ability to obtain additional financing for the repayment of the Exchange Notes, working capital, capital expenditures or general corporate purposes could be impaired. Additional debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of our insurance subsidiaries and the ratings of the Exchange Notes.

We may be unable to repay the Exchange Notes if our subsidiaries are unable to pay dividends or make advances to us.

At maturity, the entire outstanding principal amount of the Exchange Notes will become due and payable by us. We may not have sufficient funds to pay the principal amount due. If we do not have sufficient funds on hand or available through existing borrowing facilities or through the declaration and payment of dividends by our subsidiaries, we will need to seek additional financing. Additional financing may not be available to us in the amounts necessary. We, as a holding company, are dependent upon dividends from our subsidiaries to enable us to service our outstanding debt, including the Exchange Notes. For more information, see “—Liquidity and Capital Position—Because we are a holding company with no direct operations, the inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations” in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025.

An active trading market for the Exchange Notes may not develop.

The Exchange Notes are a new issue of securities for which there is currently no public market. Any trading price of any of the Exchange Notes depends on prevailing interest rates, the market for similar securities, our performance and other factors. In addition, we do not know whether an active trading market will develop for the Exchange Notes. To the extent that an active trading market does not develop for the Exchange Notes, the liquidity and trading prices for the Exchange Notes may be harmed.

We do not intend to apply for the Exchange Notes to be listed on any securities exchange or to arrange for the Exchange Notes to be quoted on any automated quotation system. We cannot assure you that any firm or person will make a market in the Exchange Notes.

The liquidity of any market for the Exchange Notes will depend upon the number of holders of the Exchange Notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Exchange Notes and other factors. An active or liquid trading market for the Exchange Notes may not develop. We cannot assure you that you will be able to sell your Exchange Notes at favorable prices or at all.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the Exchange Notes, if any, could cause the liquidity or market value of the Exchange Notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Exchange Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Exchange Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. We do not undertake any obligation to maintain the ratings or to advise holders of the Exchange Notes of any changes in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the Exchange Notes.

The Exchange Notes will be rated by S&P Global Ratings, Moody’s Investors Service, Inc. and/or Fitch Ratings. There can be no assurance that these ratings will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if in that rating agency’s judgment future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. For more information, see “—Liquidity and Capital Position—A decrease in the capital and surplus of our insurance subsidiaries may result in a downgrade to our credit and insurer financial strength ratings” in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025.

We have made only limited covenants in the Indenture, which may not protect your investment in the Exchange Notes if we experience significant adverse changes in our financial condition or results of operations.

The Indenture under which the Exchange Notes will be issued does not:

•

require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and, therefore, does not protect holders of the Exchange Notes in the event that we experience significant adverse changes in our financial condition, results of operations or liquidity;

•

limit our ability or the ability of any of our subsidiaries to incur additional indebtedness, including indebtedness that is equal in right of payment to the Exchange Notes or, subject to certain exceptions, indebtedness that is secured by liens on capital stock of our subsidiaries; or

•	limit the aggregate principal amount of senior debt securities that may be issued.

Our ability to incur additional debt and take a number of other actions that are not limited by the terms of the Indenture or the Exchange Notes could negatively affect the value of the Exchange Notes.

USE OF PROCEEDS

LNC will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the Exchange Offer. The Outstanding Notes surrendered in exchange for the Exchange Notes will be retired and. Accordingly, the issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.

THE EXCHANGE OFFER

General

We are offering to exchange a like principal amount of Exchange Notes for any or all Outstanding Notes on the terms and subject to the conditions set forth in this prospectus. We refer to the offer as the “Exchange Offer.” You may tender some or all of your Outstanding Notes pursuant to the Exchange Offer in permitted denominations.

As of the date of this prospectus, $500,000,000 aggregate principal amount of Outstanding Notes are outstanding. This prospectus is first being sent to all registered holders of Outstanding Notes known to us on or about February 27, 2026. Our obligation to accept Outstanding Notes for exchange pursuant to the Exchange Offer is subject to the satisfaction or waiver of certain conditions set forth under “—Conditions to the Exchange Offer” below. We anticipate that each of these conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

In August 2020, the Company entered into the Trust I Facility Agreement in connection with Trust I’s issuance of $500,000,000 aggregate amount of the 2030 P-Caps. The Trust I Facility Agreement provided the Company with the right to issue to Trust I, and to require Trust I to purchase from the Company, on one or more occasions, up to an aggregate principal amount at any one time outstanding of $500,000,000 of the Outstanding Notes in exchange for all or a portion of the Trust I Eligible Assets corresponding to the amount of the issuance right being exercised by the Company at that time. On May 13, 2025, the Company exercised in full its issuance right under the Trust I Facility Agreement and, as a result, on May 15, 2025, the Company issued $500,000,000 aggregate principal amount of the Outstanding Notes to Trust I in exchange for the Trust I Eligible Assets. In connection with the exercise of its issuance right, the Company waived its right to repurchase the Outstanding Notes and directed the trustee of Trust I to dissolve Trust I and deliver the Outstanding Notes to the beneficial holders of the 2030 P-Caps pro rata in respect of each 2030 P-Cap. On May 20, 2025, Trust I was dissolved and DTC distributed the Outstanding Notes to the beneficial holders of the 2030 P-Caps pro rata in respect of each 2030 P-Cap.

We are voluntarily offering to exchange the Outstanding Notes for the Exchange Notes. The Exchange Notes will have substantially the same terms as the Outstanding Notes, will evidence the same indebtedness as the Outstanding Notes, and will be issued under the same Indenture as the Outstanding Notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange in the Exchange Offer any Outstanding Notes that are validly tendered and not validly withdrawn prior to the Expiration Date. We will issue $2,000 principal amount or an integral multiple of $1,000 in excess thereof of Exchange Notes in exchange for a corresponding principal amount of Outstanding Notes surrendered in the Exchange Offer. In exchange for each Outstanding Note surrendered in the Exchange Offer, we will issue Exchange Notes with a like principal amount.

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

This prospectus is being provided to DTC as the registered holder of the Outstanding Notes. There will be no fixed record date for determining registered holders of Outstanding Notes entitled to participate in the Exchange Offer.

We intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

Outstanding Notes that are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and be entitled to the rights and benefits that holders of the Outstanding Notes have under the Indenture.

We will be deemed to have accepted for exchange properly tendered Outstanding Notes when we have given written notice of the acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering the Exchange Notes to holders. We expressly reserve the right to amend or terminate the Exchange Offer and to refuse to accept Outstanding Notes for exchange upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

Expiration Date, Extensions, Amendments

As used in this prospectus, the term “Expiration Date” means 5:00 p.m., New York City time, on March 27, 2026. However, if we, in our sole discretion, extend the period of time for which the Exchange Offer is open, the term “Expiration Date” will mean the latest time and date to which we shall have extended the expiration of the Exchange Offer.

To extend the period of time during which the Exchange Offer is open, we will notify the Exchange Agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the Outstanding Notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The notification will set forth, among other things, the approximate number of Outstanding Notes tendered to date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any Outstanding Notes (only in the case that we amend or extend the Exchange Offer);

•

to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied by giving written notice of such extension or termination to the Exchange Agent; and

•

to amend the terms of the Exchange Offer in any manner. In the event of a material change in the terms of the Exchange Offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the Outstanding Notes. If we amend the Exchange Offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the Outstanding Notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the Exchange Offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Outstanding Notes, and we may terminate or amend the Exchange Offer as provided in this prospectus prior to the Expiration Date if in our reasonable judgment:

•	the Exchange Offer, or the making of any exchange by a holder of Outstanding Notes, violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the Exchange Offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the Exchange Offer.

In addition, we will not be obligated to accept for exchange the Outstanding Notes of any holder that has not made to us:

•

the representations described herein, including, but not limited to, the representations under “—Procedures for Tendering Outstanding Notes—Representations, Warranties, Acknowledgements and Undertakings,” “—Acceptance of Exchange Notes,” and “Plan of Distribution” below; and

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the offer and sale of the Exchange Notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the Exchange Offer is open. Consequently, we may delay acceptance of any Outstanding Notes by providing written notice of such extension to the holders of the Outstanding Notes, which such notice may be delivered electronically through DTC. We will return any Outstanding Notes that we do not accept for exchange for any reason without expense to their tendering holders promptly after the Expiration Date or termination of the Exchange Offer, as applicable.

We expressly reserve the right to amend or terminate the Exchange Offer and to reject for exchange any Outstanding Notes not previously accepted for exchange upon the occurrence of any of the conditions of the Exchange Offer specified above. We will give written notice of any extension, amendment, non-acceptance or termination to the Exchange Agent, which notice may be electronic, and holders of the Outstanding Notes as promptly as practicable, which such notice to holders may be delivered electronically through DTC. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the Expiration Date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the Expiration Date.

In addition, we will not accept for exchange any Outstanding Notes tendered, and will not issue Exchange Notes in exchange for any such Outstanding Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus forms a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of the Outstanding Notes being tendered or accepted for exchange. Our obligation to accept Outstanding Notes tendered in the Exchange Offer is subject to the satisfaction or waiver of the conditions described above. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Procedures for Tendering Outstanding Notes

What to Submit and How

If you, as the registered holder of Outstanding Notes, wish to tender your Outstanding Notes for exchange in the Exchange Offer, you must contact a DTC participant to complete the book-entry transfer procedures described below prior to the Expiration Date. In addition, a timely confirmation of a book-entry transfer of Outstanding Notes, if such procedure is available, into the Exchange Agent’s account at DTC using the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date.

Representations, Warranties, Acknowledgements and Undertakings

By tendering Outstanding Notes through the submission of an electronic acceptance instruction in accordance with the requirements of DTC’s Automated Tender Offer Program (“ATOP”), a tendering holder of Outstanding Notes represents and warrants to us that:

•

neither the holder nor any beneficial owner for which the holder is tendering Outstanding Notes has (and, at the time the Exchange Offer is consummated, neither will have) an arrangement or understanding with any person or entity to participate in a distribution of the Exchange Notes;

•

neither the holder nor any beneficial owner for which the holder is tendering Outstanding Notes is an “affiliate,” as such term is defined in Rule 405 promulgated under the Securities Act, of ours. Upon our request, the holder or such beneficial owner will deliver to us a legal opinion confirming it is not such an affiliate;

•

neither the holder nor any beneficial owner for which the holder is tendering Outstanding Notes is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

•	the holder and any beneficial owner for which the holder is tendering Outstanding Notes is acquiring the Exchange Notes in the ordinary course of business of the holder (or such beneficial owner);

•

the holder and each beneficial owner for which the holder is tendering Outstanding Notes acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the interpretive position of the staff of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC staff’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters;

•

the holder and each beneficial owner for which the holder is tendering Outstanding Notes understands, acknowledges, and agrees that a secondary resale transaction described in the paragraph immediately above and any resales of Exchange Notes or interests therein obtained by such holder or beneficial owner in exchange for Outstanding Notes or interests therein originally acquired by such holder or beneficial owner directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC; and

•	the holder is not acting on behalf of any person or entity who could not truthfully make the foregoing representations and warranties.

In addition, by tendering Outstanding Notes through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP, each broker-dealer that is to receive Exchange Notes for its own account in exchange for Outstanding Notes represents and warrants to us that such Outstanding Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and acknowledges and agrees that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes; however, by so acknowledging and agreeing and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

By tendering Outstanding Notes through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP, a tendering holder of Outstanding Notes also represents and warrants to us that such holder:

•	acknowledges receipt of this prospectus (as it may be amended or supplemented from time to time), and agrees to all of the terms of the Exchange Offer;

•

understands, acknowledges and agrees that tenders of Outstanding Notes pursuant to the Exchange Offer will, upon our acceptance for exchange of such tendered Outstanding Notes, constitute a binding agreement between such holder and us upon the terms and subject to the conditions of the Exchange Offer;

•

irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Outstanding Notes (with full knowledge that the Exchange Agent also acts as the agent of the Company and as Trustee under the Indenture governing the Notes), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Outstanding Notes on the account books maintained by DTC with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company and (b) present such Outstanding Notes for transfer on the books of the Company and receive all benefits and otherwise exercise all rights of beneficial ownership of such Outstanding Notes, all in accordance with the terms of the Exchange Offer;

•

has full power and authority to tender, sell, assign and transfer the Outstanding Notes tendered thereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company;

•

undertakes, upon request, to execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Outstanding Notes tendered thereby;

•

understands, acknowledges and agrees that all authority herein conferred or agreed to be conferred through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP shall survive the death or incapacity of such holder and any obligation of such holder hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors, and assigns of such holder;

•

understands, acknowledges and agrees that for purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Outstanding Notes when and if the Company has given written notice thereof to the Exchange Agent;

•

understands, acknowledges and agrees that, subject to, and effective upon, the acceptance for exchange of the Outstanding Notes tendered thereby, such holder thereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to such Outstanding Notes as are being tendered thereby upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time); and

•	understands, acknowledges and agrees that, except as stated in this prospectus in connection with a valid withdrawal, the tender of such holder’s Outstanding Notes is irrevocable.

No Letter of Transmittal or Guaranteed Delivery Procedures

There is no letter of transmittal for Outstanding Notes tendered in connection with the Exchange Offer. The valid submission of an electronic acceptance instruction through ATOP shall constitute delivery of the Outstanding Notes in connection with the Exchange Offer.

There are not any guaranteed delivery procedures applicable to the Exchange Offer.

Acceptance of Exchange Notes

In all cases, we will promptly issue Exchange Notes for Outstanding Notes that we have accepted for exchange under the Exchange Offer only after the Exchange Agent timely receives Outstanding Notes or a timely book-entry confirmation of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility and a properly transmitted agent’s message.

Our interpretation of the terms and conditions of the Exchange Offer, and our resolution of all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Outstanding Notes tendered for exchange will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular Outstanding Notes not properly tendered or to not accept any particular Outstanding Notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any and all tenders of any particular Outstanding Notes prior to the Expiration Date.

Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for exchange must be cured before the Expiration Date. Neither we, the Exchange Agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of Outstanding Notes for exchange, nor will we or any of them incur any liability for any failure to give notification. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder promptly after the Expiration Date or termination of the Exchange Offer, as applicable.

Consequences of Failure to Exchange

If you do not exchange your Outstanding Notes for Exchange Notes under the Exchange Offer, your Outstanding Notes will remain subject to the restrictions on transfer of such Outstanding Notes:

•

as set forth in the legend printed on the Outstanding Notes as a consequence of the issuance of the Outstanding Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the 2030 P-Caps.

In general, you may not offer or sell your Outstanding Notes except in transactions that are registered under the Securities Act or if the offer or sale is exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Transfers of Exchange Notes

Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the Exchange Offer without complying with the registration and prospectus delivery requirements of the Securities Act, if:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the Exchange Notes;

•	you are not our “affiliate” as defined in Rule 405 under the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes.

If you are our “affiliate,” or are engaging in, intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business, then:

•	you cannot rely on the interpretive position of the SEC staff set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13,

1988), as interpreted in the SEC’s staff’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters;

•	you cannot tender your Outstanding Notes in the Exchange Offer; and

•

in the absence of an exception from the position stated above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

This prospectus may be used for an offer to resell, or for the resale or other transfer of Exchange Notes, only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Outstanding Notes as a result of market-making activities or other trading activities may participate in the Exchange Offer. Each broker-dealer that acquired Outstanding Notes as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.

We do not intend to seek our own interpretation from the SEC staff regarding the Exchange Offer, and there can be no assurance that the SEC staff would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties, although we have no reason to believe otherwise.

Book-Entry Delivery Procedures

The Exchange Agent will make a request to establish an account with respect to the Outstanding Notes at DTC for purposes of the Exchange Offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of Outstanding Notes by causing DTC to transfer Outstanding Notes into the Exchange Agent’s account in accordance with DTC’s ATOP procedures for transfer. However, the exchange for the Outstanding Notes so tendered will only be made after timely confirmation of book-entry transfer of Outstanding Notes into the Exchange Agent’s account, and timely receipt by the Exchange Agent of an agent’s message, transmitted by DTC and received by the Exchange Agent and forming a part of a book-entry confirmation.

If your Outstanding Notes are held through DTC, you must complete a form called “instructions to registered holder and/or book-entry participant,” which will instruct the DTC participant through whom you hold your Outstanding Notes of your intention to tender your Outstanding Notes or not tender your Outstanding Notes. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Exchange Agent and we will not be able to accept your tender of Outstanding Notes until the Exchange Agent receives an agent’s message and a book-entry confirmation from DTC with respect to your Outstanding Notes.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of Outstanding Notes at any time prior to the Expiration Date. For a withdrawal to be effective, you must comply with the appropriate procedures of DTC’s ATOP system and otherwise comply with the procedures of DTC. Our interpretation of the terms and conditions of the Exchange Offer, and our resolution of all questions as to the validity, form, eligibility, including time of receipt, and acceptance of notices of withdrawal will be final and binding on all parties. Any tender of Outstanding Notes validly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Outstanding Notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account at DTC, promptly after withdrawal, rejection of tender, the Expiration Date, or termination of the Exchange Offer, as applicable. Properly withdrawn Outstanding Notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time prior to the Expiration Date.

Exchange Agent

The Bank of New York Mellon has been appointed as the Exchange Agent for the Exchange Offer and also acts as Trustee under the Indenture governing the Notes. You should direct all questions, requests for assistance and requests for additional copies of this prospectus to the Exchange Agent addressed as follows:

By Hand, Overnight Delivery or Mail

(Registered or Certified Mail Recommended):

The Bank of New York Mellon

Corporate Trust Reorg Unit

500 Ross Street, Suite 625

Pittsburgh, PA 15626

Attn: Sanela Sadikovic

Tel: 412-236-4893

To Confirm by Email:

CT_REORG_UNIT_INQUIRIES@bnymellon.com

Fees and Expenses

We will bear all expenses in connection with the performance of our obligations relating to the registration of the Exchange Notes and the conduct of the Exchange Offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for reasonable out-of-pocket expenses.

We have not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the Outstanding Notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange Offer. Our costs in connection with the Exchange Offer will be expensed as they are incurred.

Transfer Taxes

Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register their Exchange Notes in the name of, or request that Outstanding Notes not accepted in the Exchange Offer be returned to, a person other than such registered holder will be responsible for the payment of any applicable transfer tax thereon.

Other

Participating in the Exchange Offer is voluntary, and you should carefully consider whether to participate. You are urged to carefully review all of the information included or incorporated by reference herein and to consult your financial and tax advisors before making your own decision on what action to take.

We may in the future seek to acquire untendered Outstanding Notes, if any, in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to acquire any Outstanding Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Outstanding Notes.

DESCRIPTION OF THE EXCHANGE NOTES

The following summary of the terms and provisions of the Exchange Notes does not describe every aspect of the Exchange Notes and the Indenture and is subject to, and qualified in its entirety by, all the provisions of the Exchange Notes and the Indenture, including definitions of certain terms used in the Exchange Notes and the Indenture. You should read the Indenture and the Exchange Notes because they, and not this description, define your rights as a holder of the Exchange Notes.

General

In August 2020, the Company entered into the Trust I Facility Agreement in connection with Trust I’s issuance of $500,000,000 aggregate amount of the 2030 P-Caps. The Trust I Facility Agreement provided the Company with the right to issue to Trust I, and to require Trust I to purchase from the Company, on one or more occasions, up to an aggregate principal amount at any one time outstanding of $500,000,000 of the Outstanding Notes in exchange for all or a portion of the Trust I Eligible Assets corresponding to the amount of the issuance right being exercised by the Company at that time. On May 13, 2025, the Company exercised in full its issuance right under the Trust I Facility Agreement and, as a result, on May 15, 2025, the Company issued $500,000,000 aggregate principal amount of the Outstanding Notes to Trust I in exchange for the Trust I Eligible Assets. In connection with the exercise of its issuance right, the Company waived its right to repurchase the Outstanding Notes and directed the trustee of Trust I to dissolve Trust I and deliver the Outstanding Notes to the beneficial holders of the 2030 P-Caps pro rata in respect of each 2030 P-Cap. On May 20, 2025, Trust I was dissolved and DTC distributed the Outstanding Notes to the beneficial holders of the 2030 P-Caps pro rata in respect of each 2030 P-Cap.

The Company issued the Outstanding Notes under the Senior Indenture, dated as of March 10, 2009 (the “Base Indenture”), between LNC and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of August 18, 2020 (the “First Supplemental Indenture”), between LNC and the Trustee (the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the “Indenture”).

The Company will issue in exchange for the Outstanding Notes up to $500,000,000 aggregate principal amount of Exchange Notes that have been registered under the Securities Act.

Unless previously redeemed or purchased and cancelled, LNC will repay any then-outstanding Exchange Notes in cash at 100% of their principal amount together with accrued and unpaid interest thereon at maturity. LNC will pay principal and interest on the Exchange Notes in U.S. dollars.

The Exchange Notes will be LNC’s senior unsecured debt obligations and will rank equally among themselves and with all of LNC’s other present and future unsecured unsubordinated obligations. The Indenture does not limit the aggregate principal amount of senior debt securities that may be issued.

LNC is a non-operating holding company and LNC’s consolidated subsidiaries own almost all of LNC’s operating assets. LNC relies primarily on dividends from its subsidiaries to meet its obligations. LNC’s insurance company subsidiaries are subject to regulatory restrictions as to the transfer of funds and payment of dividends imposed by the jurisdictions in which they are domiciled. Accordingly, the Exchange Notes will be effectively subordinated to all existing and future liabilities of LNC’s subsidiaries, and holders of Exchange Notes should look only to LNC’s assets for payments on the Exchange Notes.

The outstanding Exchange Notes will be redeemable by LNC at any time prior to maturity as described below.

If the Maturity Date of the outstanding Exchange Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Maturity Date. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or, when used with respect to any place of payment, that place of payment are authorized or obligated by law or executive order to close.

LNC’s obligations, as well as the obligations of the Trustee and those of any third parties employed by LNC or the Trustee, inure only to persons or entities who are registered as holders of Exchange Notes. LNC will not have obligations to any holder of Exchange Notes if such holder holds Exchange Notes in “street name” or through other indirect means. Each holder must look to its own bank or broker for payments on the Exchange Notes and protection of its legal rights relating to the Exchange Notes.

Principal, Maturity and Interest

The Exchange Notes will mature on August 15, 2030 (the “Maturity Date”) and will bear interest at a rate of 2.330% per annum. Interest on the outstanding Exchange Notes will accrue from the date they are originally issued or, if such date is not February 15 or August 15, the immediately preceding February 15 or August 15, until the principal thereof is paid or made available for payment. Interest on the outstanding Exchange Notes will be payable semi-annually in arrears on each February 15 and August 15, commencing on the February 15 or August 15 next following the date of issuance, to holders of record at the close of business on the immediately preceding February 1 and August 1 (whether or not a Business Day) or, at any time that the Exchange Notes are held in book-entry form only, at the close of business on the Business Day immediately preceding the date of payment. Interest on the Exchange Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. On the Maturity Date, holders will be entitled to receive 100% of the principal amount of the Exchange Notes plus accrued and unpaid interest, if any. If any interest payment date or the Maturity Date falls on a day that is not a Business Day, LNC will make the required payment on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

If your Outstanding Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on such Outstanding Notes. Any Outstanding Notes not accepted for exchange will remain outstanding and continue to accrue interest according to their terms.

LNC has designated the Trustee as the paying agent and will pay interest, principal and any other money due on the Exchange Notes at the corporate trust office of the Trustee in The City of New York. LNC must notify holders of the Exchange Notes of changes in the paying agents for the Exchange Notes. So long as the Exchange Notes are in book-entry form, payments of principal and interest will be made in immediately available funds by wire transfer to DTC or its nominee. After the Exchange Notes are issued in book-entry form, LNC may issue definitive Exchange Notes in limited circumstances or if an event of default with respect to the Exchange Notes has occurred and is continuing. In such event, holders of the Exchange Notes must make arrangements to have their payments picked up at or wired from the corporate trust office of the Trustee. LNC may also choose to pay interest by check. LNC may arrange for additional payment offices or cancel or change these offices.

Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the Trustee or any paying agent, or then held by LNC in trust, for the payment of the principal of, premium, if any, or interest, on the Exchange Notes that remains unclaimed for two years after the principal, premium or interest has become due and payable will be repaid to LNC. After repayment to LNC, holders of the Exchange Notes are entitled to seek payment only from LNC as general unsecured creditors.

The Exchange Notes will not benefit from any sinking fund requirement or permit holders to require LNC to repurchase the Exchange Notes.

Redemption

At any time and from time to time prior to May 15, 2030 (the “Par Call Date”), the outstanding Exchange Notes will be redeemable at LNC’s option, in whole or in part, at a redemption price (the “Redemption Price”) equal to:

•	the greater of:

•	100% of the principal amount of the Exchange Notes to be redeemed, and

•

as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Exchange Notes to be redeemed that would be due if such Exchange Notes matured on the Par Call Date (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 30 basis points.

At any time and from time to time on or after the Par Call Date, the outstanding Exchange Notes will be redeemable at LNC’s option, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Exchange Notes to be redeemed.

In each case, LNC will pay accrued and unpaid interest on the principal amount of the Exchange Notes being redeemed to but excluding the date of redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” published by the Board of Governors of the Federal Reserve System (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue. If no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month; or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date. The Trustee shall have no responsibility to calculate the Redemption Price.

“Comparable Treasury Issue” means the U.S. Treasury security selected by a Reference Treasury Dealer as having an actual or interpolated maturity comparable to the remaining term of the Exchange Notes to be redeemed (assuming, for this purpose, that the Exchange Notes matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Exchange Notes (assuming, for this purpose, that the Exchange Notes matured on the Par Call Date) (the “Remaining Life”).

“Comparable Treasury Price” means, with respect to a redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by LNC, which in any case shall not be the Trustee, to determine the Redemption Price.

“Reference Treasury Dealer” means (1) Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC and (2) two additional primary U.S. government securities dealers, including dealers outside New York City (each, a “Primary Treasury Dealer”) selected by us and, in each case, their respective successors; provided that if any of them ceases to be a Primary Treasury Dealer we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

LNC will prepare and send a notice of redemption to each holder of Exchange Notes to be redeemed at least 30 but not more than 60 days prior to the date fixed for redemption. On and after a redemption date, interest will cease to accrue on the Exchange Notes called for redemption (unless LNC defaults in payment of the Redemption Price and accrued interest). On or before a redemption date, LNC will deposit with a paying agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Exchange Notes to be redeemed on that date. If less than all of the Exchange Notes are to be redeemed, the Exchange Notes to be redeemed shall be selected by the Trustee pro rata, provided that, to the extent the Exchange Notes to be redeemed are represented by a global certificate, such Exchange Notes shall be selected in accordance with the procedures of DTC.

Other than as described above, the Exchange Notes are not subject to redemption.

Consolidation, Merger and Transfer of Assets

LNC covenants in the Indenture that it will not consolidate with or merge into any other person or convey or transfer LNC’s assets substantially as an entirety to any person, unless:

•

the person formed by such consolidation or into which LNC merges or the person which acquires by conveyance or transfer LNC’s assets substantially as an entirety expressly assumes LNC’s obligations relating to the Exchange Notes;

•

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time, or both, would become an event of default; and

•	other conditions described in the Indenture are met.

This covenant would not apply to the direct or indirect conveyance or transfer of all or any portion of the stock, assets or liabilities of any of LNC’s wholly owned subsidiaries to LNC or to LNC’s other wholly owned subsidiaries.

Limitation on Liens on Stock of Restricted Subsidiaries

LNC covenants in the Indenture that it will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any debt for borrowed money (“Debt”) secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any Restricted Subsidiary without effectively providing that the Exchange Notes (together with, if LNC so determines, any other debt of or guarantee by LNC ranking equally with the Exchange Notes and then existing or thereafter created) will be secured equally and ratably with that Debt.

“Restricted Subsidiary” means The Lincoln National Life Insurance Company so long as it remains a subsidiary of LNC, as well as any successor to all or a principal part of the assets of that subsidiary and any other subsidiary which LNC’s board of directors designates as a Restricted Subsidiary.

Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries

LNC covenants in the Indenture that it will not, and will not permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any Capital Stock, other than nonvoting preferred stock, of any Restricted Subsidiary, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to LNC or one or more Restricted Subsidiaries;

•

the disposition of all or any part of the Capital Stock of any Restricted Subsidiary for consideration which is at least equal to the fair value of that Capital Stock as determined by LNC’s board of directors acting in good faith; or

•

an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of LNC or the request of any Restricted Subsidiary.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

Modification and Waiver

Modification

Under the Indenture, LNC and the Trustee may modify and amend the Indenture by entering into a supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by such supplemental indenture (acting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding Exchange Note affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest payable on, any Exchange Note;

•

reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of such Exchange Note;

•	change any place of payment where, or the currency, currencies or currency unit(s) in which any Exchange Note or any premium or the interest on any Exchange Note is payable;

•	impair the right of holders of an Exchange Note to institute suit for the enforcement of any payment on such Exchange Note on or after the stated maturity or redemption date;

•

reduce the percentage in aggregate principal amount of outstanding Exchange Notes, the consent of whose holders is necessary to modify or amend the Indenture, to waive compliance with certain provisions of the Indenture or certain defaults and consequences of such defaults set forth in the Indenture;

•	change any of LNC’s obligations to maintain an office or agency as set forth in the Indenture; or

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults, except to increase the required percentage to effect such action or to provide, with respect to the Exchange Notes, the right to condition the effectiveness of any applicable supplemental indenture as to the Exchange Notes on the consent of holders of a specified percentage of the aggregate principal amount of the outstanding Exchange Notes, or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the Exchange Notes.

Waiver

The holders of at least a majority in aggregate principal amount of all outstanding debt securities and the holders of at least a majority in aggregate principal amount of the outstanding Notes affected may waive compliance by LNC with certain restrictive covenants of the Indenture.

The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all Notes, waive any past default under the Indenture relating to the Notes and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or interest, if any, on the Notes or relating to a covenant or provision which under the Indenture relating to the Notes cannot be modified or amended without the consent of the holder of each outstanding Note cannot be so waived.

Events of Default

Under the terms of the Indenture, each of the following constitutes an “event of default” for the Exchange Notes:

•	default for 30 days in the payment of any installment of interest, if any, when due;

•	default in the payment of the principal, or premium, if any, when due;

•	default in the performance, or breach, of any covenant or warranty in the Indenture for 60 days after written notice; and

•	certain events of bankruptcy, insolvency or reorganization.

LNC is required to furnish the Trustee annually with a statement as to the fulfillment of its obligations under the Indenture.

The Indenture provides that the Trustee may withhold notice to holders of the Notes of any default, except in respect of the payment of the principal of or premium, if any, or interest on the Notes, if the Trustee considers the withholding of such notice to be in the interests of the holders of the Notes.

Effect of an Event of Default

If an event of default exists (other than an event of default in the case of certain events of bankruptcy as described below), the Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Notes may declare the principal amount of all of the Notes, together with accrued interest, if any, on the Notes, to be due and payable immediately, by a notice in writing to LNC and to the Trustee if given by holders. Upon that declaration, the principal (or specified) amount, together with accrued interest, if any, on the Notes, will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of the outstanding Notes may, subject to conditions specified in the Indenture, rescind and annul that declaration and its consequences.

If an event of default in the case of certain events of bankruptcy exists with respect to the outstanding Notes, the principal amount of all Notes will automatically, and without any declaration or other action on the part of the Trustee or any holder of such Notes, become immediately due and payable.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an event of default exists, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of a holder of Exchange Notes, unless such holder has offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which the Trustee might incur in compliance with such request or direction.

Subject to the provisions for the security or indemnification of the Trustee, the holders of not less than a majority in aggregate principal amount of outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee in connection with the Notes.

Legal Proceedings and Enforcement of Right to Payment

Holders of the Exchange Notes will not have any right to institute any proceeding in connection with the Indenture or for any remedy under the Indenture, unless such holders have previously given to the Trustee written notice of a continuing event of default with respect to the Exchange Notes. In addition, the holders of at least 25% in aggregate principal amount of the Notes or, in the case of an event of default in case of certain events of bankruptcy, of all series of debt securities issued by LNC under the Indenture (voting as a class) with respect to which such event of default is continuing, must have made written request, and offered indemnity satisfactory, to the Trustee to institute that proceeding as Trustee, and, within 60 days following the receipt of that notice, the Trustee must not have received from such holders a direction inconsistent with that request, and must have failed to institute the proceeding.

However, holders of the Exchange Notes will have an absolute and unconditional right to receive payment of the principal of and interest, if any, on the Exchange Notes on the due dates expressed in the Exchange Notes (or, in the case of redemption, on the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

The Indenture provides that when, among other things, all Notes not previously delivered to the Trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in LNC’s name and at LNC’s expense, and

•

LNC deposits or causes to be deposited with the Trustee, money or U.S. government obligations or a combination thereof, as trust funds, in an amount and in the currency or currency unit in which the Notes are payable to be sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the Trustee for cancellation, for the principal, and premium, if any, and interest, if any, to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the Indenture will cease to be of further effect with respect to the Notes and LNC will be deemed to have satisfied and discharged the Indenture with respect to the Notes. However, LNC will continue to be obligated to pay all other sums due under the Indenture and to provide the officer’s certificate and opinion of counsel described in the Indenture.

Defeasance and Covenant Defeasance

The Indenture provides that LNC may discharge all of its obligations, other than as to transfers and exchanges and certain other specified obligations, under the Exchange Notes at any time, and LNC may also be released from its obligations described above under “—Consolidation, Merger and Transfer of Assets”, “—Limitation on Liens on Stock of Restricted Subsidiaries” and “—Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries” and from certain other obligations, as applicable, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance”.

Defeasance or covenant defeasance may be effected only if:

•

LNC irrevocably deposits with the Trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities or the redemption date, the principal of and any premium and interest on, the Exchange Notes along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

•	LNC delivers to the Trustee an opinion of counsel to the effect that:

•

the holders of the Exchange Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance; and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of payments on the Exchange Notes (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service (the “IRS”) or a change in U.S. federal income tax law occurring after the date of execution of the Base Indenture);

•	no event of default under the Indenture has occurred and is continuing;

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which LNC is a party or by which it is bound; and

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust will be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•

LNC delivers to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•	other conditions specified in Indenture are met.

Reports

The Indenture provides that any documents or reports that LNC may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the Trustee within 15 days after LNC has filed those documents or reports with the SEC. Under the Trust Indenture Act, LNC may have a separate obligation to file with the Trustee documents or reports that LNC is required to file with the SEC.

In addition, at any time that LNC is not subject to Section 13 or 15(d) of the Exchange Act, for so long as any Exchange Notes are outstanding, LNC will furnish or otherwise make available to holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including LNC’s compliance with any of the covenants contained in the Indenture (as to which the Trustee will be entitled to conclusively rely on officer’s certificates).

Governing Law

The Indenture and the Exchange Notes will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The Trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

The Bank of New York Mellon will initially be the Trustee for the Exchange Notes under the Indenture. LNC and its affiliates maintain various commercial and service relationships with The Bank of New York Mellon and its affiliates in the ordinary course of business. In particular, The Bank of New York Mellon is a lender in LNC’s $2.0 billion credit facility.

Depositary Procedures

Upon issuance, the Exchange Notes will be represented by a fully registered global certificate, which we refer to as a “global security,” deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Exchange Notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Beneficial interests in the Exchange Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Exchange Notes held by DTC through Clearstream, referred to below as “Clearstream, Luxembourg,” or Euroclear, referred to below as the “Euroclear operator,” if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC, or its nominee, is a registered owner of an Exchange Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Exchange Note for all purposes under the Indenture. Except as provided below, the actual owners of the Exchange Notes represented by an Exchange Note, referred to as the “beneficial owner,” will not be entitled to have the Exchange Notes represented by such Exchange Note registered in their names, will not receive or be entitled to receive physical delivery of the Exchange Notes in definitive form and will not be considered the registered owners or holders thereof under the Indenture.

Accordingly, each person owning a beneficial interest in an Exchange Note must rely on the procedures of DTC and, if such person is not a participant of DTC, referred to as a “participant,” on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, in the event that LNC requests any action of holders or that an owner of a beneficial interest that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, as defined below, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC

DTC will act as securities depository for the Exchange Notes. Exchange Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Global securities will be issued for the Exchange Notes, in the aggregate principal amount of the Exchange Notes, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC, referred to as “direct participants,” include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, referred to as “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks and trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as “indirect participants.” The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the Exchange Notes under DTC’s system must be made by or through direct participants, which will receive a credit for the Exchange Notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the Exchange Notes are to be accomplished by entries made on the books of direct participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Exchange Notes, except in the event that the use of the book-entry system for the notes is discontinued or other limited circumstances that may be provided in the Indenture.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Exchange Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Exchange Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such Exchange Notes are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Exchange Notes. Under its usual procedures, DTC will assign Cede & Co.’s consenting or voting rights to those direct participants to whose accounts Exchange Notes are credited on the applicable record date.

Payments on the Exchange Notes will be made in immediately available funds to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from LNC or the applicable agent, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the applicable agent or LNC, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of LNC or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the Exchange Notes at any time by giving reasonable notice to LNC or the applicable agent. Under such circumstances, in the event that a successor securities depository is not obtained, offered security certificates are required to be printed and delivered. LNC may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.

Clearstream and Euroclear

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations, referred to as “Clearstream participants,” and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants. Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries.

Distributions with respect to the Exchange Notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear was created in 1968 to hold securities for its participants, referred to as “Euroclear participants,” and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. Distributions with respect to the Exchange Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Euroclear.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations relating to the exchange of Outstanding Notes for Exchange Notes in the Exchange Offer, but it does not purport to be a complete analysis of all potential tax considerations. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder (“Treasury Regulations”), administrative rulings and published positions of the IRS, and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein. We have not sought and will not seek any rulings from the IRS with respect to the statements made and the conclusions reached in the following discussion and, accordingly, there can be no assurance that the IRS will not successfully challenge the tax consequences described below.

The Company issued the Outstanding Notes to Trust I in exchange for the Trust I Eligible Assets on May 15, 2025 and, on May 20, 2025, Trust I was dissolved and DTC distributed the Outstanding Notes to the beneficial holders of the 2030 P-Caps pro rata in respect of each 2030 P-Cap. While the U.S. federal income tax treatment of the 2030 P-Caps was uncertain, for U.S. federal income tax purposes, we took the position that (i) the 2030 P-Caps were treated as indebtedness of the Company from and after the issuance thereof, and (ii) the issuance of the Outstanding Notes and distribution of the Outstanding Notes to holders of 2030 P-Caps did not constitute a taxable exchange. The remainder of this discussion assumes that this position will be respected.

This discussion applies only to holders that are beneficial owners of Outstanding Notes that, for U.S. federal income tax purposes, are treated as having purchased such Outstanding Notes in the initial offering (i.e., that purchased 2030 P-Caps in the initial offering) at their original “issue price” (the first price at which a substantial amount of the Outstanding Notes (i.e., a substantial amount of the 2030 P-Caps) was sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) for cash and that hold such Outstanding Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address the tax considerations that may be relevant to subsequent purchasers of 2030 P-Caps, Outstanding Notes or Exchange Notes. This discussion is for general information purposes only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances or status and it does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, broker-dealers, traders in securities that elect mark-to-market tax treatment, insurance companies, Subchapter S corporations, grantor trusts, partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors therein), real estate investment trusts, regulated investment companies, insurance companies, corporations treated as “personal holding companies,” United States expatriates, tax-exempt organizations, persons liable for any alternative minimum tax, U.S. holders that have a functional currency other than the United States dollar, “controlled foreign corporations,” “passive foreign investment companies,” persons that are required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement” or persons who held 2030 P-Caps or hold Outstanding Notes as part of a straddle, hedge, conversion or other risk reduction transaction or integrated investment). This discussion does not address any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the income tax. In addition, this discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Outstanding Notes, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding Outstanding Notes should consult their tax advisors regarding the tax consequences to them of exchanging Outstanding Notes for Exchange Notes in the Exchange Offer.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE EXCHANGE OF THE OUTSTANDING NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER. YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF EXCHANGING THE OUTSTANDING NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER AS WELL AS THE APPLICATION OF ANY NON-INCOME TAX LAWS OR ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE, GIFT OR ALTERNATIVE MINIMUM TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange Offer

The exchange of Outstanding Notes for Exchange Notes in the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon the receipt of Exchange Notes in the Exchange Offer, your basis in the Exchange Notes received in the Exchange Offer will be the same as your basis in the Outstanding Notes surrendered in exchange therefor immediately before the exchange, and your holding period in the Exchange Notes will include your holding period in the Outstanding Notes surrendered in exchange therefor.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where the Outstanding Notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of the Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of Exchange Notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes will be passed upon for us by Wachtell, Lipton, Rosen & Katz. Wachtell, Lipton, Rosen & Katz will rely upon the opinion of Eric B. Wilmer, Esquire, Assistant Vice President and Senior Counsel of LNC, as to matters of Indiana law.

EXPERTS

The consolidated financial statements of LNC appearing in LNC’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of LNC’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

Lincoln National Corporation

Exchange Offer for

Up to $500,000,000 2.330% Senior Notes due 2030

PROSPECTUS

February 27, 2026